UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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Kewaunee Scientific Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KEWAUNEE SCIENTIFIC CORPORATION

2700 West Front Street

Statesville, North Carolina 28677-2927

Thomas D. Hull III

President and

Chief Executive Officer

July 19, 2019

TO OUR STOCKHOLDERS:

You are cordially invited to attend the Annual Meeting of Stockholders of Kewaunee Scientific Corporation (the “Company”), which will be held at the Chicago Marriott O’Hare, 8535 West Higgins Road, Chicago, IL, on August 28, 2019, at 10:00 A.M. Central Daylight Time.

At the meeting, management will review with you the Company’s past year’s performance and the major developments which occurred during the year. There will be an opportunity for stockholders to ask questions about the Company and its operations. We hope you will be able to join us.

To ensure that your shares are represented at the meeting, please vote, sign, and return the enclosed proxy card as soon as possible. The proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting. YOUR VOTE IS IMPORTANT!

The Company’s 2019 Annual Report to Stockholders is enclosed.

Sincerely yours,

KEWAUNEE SCIENTIFIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

August 28, 2019

The Annual Meeting of Stockholders of Kewaunee Scientific Corporation will be held at the Chicago Marriott O’Hare, 8535 West Higgins Road, Chicago, IL, on August 28, 2019, at 10:00 A.M. Central Daylight Time, for the purpose of considering and acting upon the following:

(1)	To elect two Class III directors;

(2)	To ratify the appointment of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2020;

(3)	To hold an advisory vote on executive compensation;

(4)	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and

(5)	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on July 5, 2019 will be entitled to vote at the meeting. A list of stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at our principal executive offices and at the offices of K&L Gates LLP, 70 West Madison Street, Chicago, Illinois, for a period of 10 days prior to the meeting.

It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to vote, date and sign the enclosed proxy, and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States.

DONALD T. GARDNER III
Secretary

July 19, 2019

YOUR VOTE IS IMPORTANT!

Please vote, date, and sign the enclosed proxy and return it promptly in the enclosed envelope.

KEWAUNEE SCIENTIFIC CORPORATION

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Kewaunee Scientific Corporation (the “Company”) for use at the annual meeting of stockholders of the Company to be held at the Chicago Marriott O’Hare, 8535 West Higgins Road, Chicago, IL, on August 28, 2019, at 10:00 A.M. Central Daylight Time, and at any postponements or adjournments thereof. Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for the election of the nominees named herein as directors, and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies.

The Company’s principal executive offices are located at 2700 West Front Street, Statesville, North Carolina 28677-2927 (telephone 704/873-7202).

The proxy, together with this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, is being mailed to stockholders on, or about, July 19, 2019.

ITEM 1.

ELECTION OF DIRECTORS

Two Class III directors are to be elected at the meeting. The Board of Directors, at its meeting on April 4, 2019, upon the recommendation of the Nominating and Corporate Governance Committee, selected Ms. Margaret B. Pyle and Mr. Donald F. Shaw as nominees for re-election as directors at the annual meeting, to serve for three-year terms. All of the nominees are serving as directors as of the date of this Proxy Statement. The two nominees receiving the greatest number of votes at the annual meeting will be elected directors. Unless a stockholder indicates otherwise on the proxy, proxies will be voted for the election of the two nominees named below. If due to circumstances not now foreseen, any of the nominees becomes unavailable for election, the proxies will be voted for such other person or persons as the Board of Directors may select, or the Board will make an appropriate reduction in the number of directors to be elected.

Information on the current nominees for Class III directors and the current Class I and II directors is shown below.

Class III directors nominated for re-election to serve until the annual meeting of stockholders in 2022:

MARGARET B. PYLE, 67, was elected a director of the Company in February 1995. Ms. Pyle has been Vice Chairman and Chief Legal Counsel of The Pyle Group since December 2007. She has been engaged in the practice of corporate law in Milwaukee and Madison, Wisconsin since 1978. In addition, Ms. Pyle was the sole Trustee and Chief Executive of the Allis-Chalmers Corporation Product Liability Trust from June 1996 until its termination in March 2012 and, in April 2012, was appointed sole Trustee and Chief Executive of the Ranger Industries, Inc. Product Liability Trust. We believe

Ms. Pyle is well suited to serve on our Board due to her many years of experience in a variety of legal matters relevant to the Company, her 24 years of experience as a director of the Company and her understanding of the long-term interests of the Company and its stockholders. Ms. Pyle is a member of the National Association of Corporate Directors (“NACD”).

DONALD F. SHAW, 68, was elected a director of the Company on June 1, 2013. He previously served as President, Chief Executive Officer, and Chairman of the Board of ISEC, Inc., a high-end commercial interior subcontractor, from 2004 until his retirement in March 2013. Mr. Shaw held the position of Executive Vice President of ISEC, Inc. from 1988 to 2004 and served in various sales management positions with ISEC from 1977 to 1988. We believe Mr. Shaw is well suited to serve on our Board due to his wealth of knowledge in the construction industry and his experience as chief executive officer and in other management positions of a highly successful company. Mr. Shaw is a member of the NACD.

Class II directors continuing in office to serve until the annual meeting of stockholders in 2021:

KEITH M. GEHL, 60, was elected a director of the Company in April 2015. Since June 2018 Mr. Gehl has served as head of Business Development and Strategy of Gluck & Company of New York. He previously served as Senior Vice President of Real Estate & Facilities of Family Dollar Stores Inc. from 2003 until his retirement in June 2013. From 1989 to 2003, Mr. Gehl held a number of management positions with Food Lion, Inc. At Food Lion, he served as Director of Internal Audit from 1989 to 1996, Director of Store Operations from 1996 to 1997, Vice-President Real Estate and Construction from 1997 to 2000, and Executive Vice President Real Estate and Business Strategy from 2000 to 2003. Mr. Gehl previously served on the Board of RONA, Inc., a Canadian home improvement retailer, and is an NACD Board Leadership Fellow. Mr. Gehl holds an accounting degree from Valparaiso University and is a Certified Public Accountant (CPA). We believe Mr. Gehl is well suited to serve on our Board due to his many years of experience as a financial executive.

Class I directors continuing in office to serve until the annual meeting of stockholders in 2020:

THOMAS D. HULL III, 43, was elected President and Chief Executive Officer and appointed a member of the Board to fulfill the term for the seat vacated by David M. Rausch on March 11, 2019. He joined the Company in November 2015 as Chief Financial Officer and Vice President of Finance, Secretary and Treasurer. He also served as the Company’s principal accounting officer. Prior to joining the Company, Mr. Hull was the Vice President of Finance, Accounting and Information Technology of ATI Specialty Materials, a subsidiary of Allegheny Technologies Incorporated, a world leader in the production of nickel-based superalloys, titanium-based alloys, and specialty steels for the aerospace, oil and gas, and medical industries, from August 2011 to October 2015. From January 1998 to July 2011, Mr. Hull was with Ernst & Young, most recently as Senior Manager, Advisory Services. Mr. Hull earned his MBA from the University of

Pittsburgh, Joseph M. Katz School of Business, is a Certified Public Accountant and a member of the AICPA. We believe Mr. Hull is well suited to serve on our Board due to his extensive experience serving public companies while at Ernst & Young, his broad industry experience, his education and his knowledge of the business and markets in which the Company competes. Mr. Hull is a member of the NACD.

DAVID S. RHIND, 56, was elected a director of the Company in April 2008 and was elected Chairman of the Board on February 1, 2019. Mr. Rhind is an attorney-at-law. From June 2012 to March 2015, Mr. Rhind served as Deputy General Counsel for Hudson Global, Inc. (formerly Hudson Highland Group, Inc.) of New York, New York, a leading provider of specialized professional recruitment, recruitment outsourcing, talent management, and related staffing services and solutions. From July 2003 to June 2012, Mr. Rhind was General Counsel, North America, for Hudson. From October 1995 to June 2003, he was Associate General Counsel at Technology Solutions Company of Chicago, a technology consulting and systems integration company. We believe Mr. Rhind is well suited to serve on our Board due to his many years of experience in legal matters, his overall business acumen, and his understanding of the long-term interests of the Company and its stockholders. Mr. Rhind is a member of the NACD.

JOHN D. RUSSELL, 66, was elected a director of the Company on May 31, 2011. Since November 6, 2015, Mr. Russell has served as the President and CEO of Morton Buildings, a construction company headquartered in Morton, Illinois, where he is also the Chairman of the Board. From September 2012 to November 2015, Mr. Russell was a Managing Director of ForteONE, a Chicago-based consulting firm focused on growing revenues and profitability of middle market companies. From June 2006 until March 2014, Mr. Russell was a business consultant and a Board Member for Strategic Materials Incorporated, the largest glass recycling business in North America. From September 2007 to May 2010 he was the President and CEO of Maysteel LLC, a precision metal fabricator in Menomonee Falls, Wisconsin. From April 2002 to April 2006 he was President and CEO of Neoplan USA, a manufacturer of heavy duty transit buses. Prior to April 2002, Mr. Russell held various executive positions with Brunswick Corporation where he was a Corporate Officer, and he was a partner at McKinsey and Company. Mr. Russell earned an MBA from the University of Chicago and is currently a Governance Fellow and Leadership Fellow with the NACD. We believe Mr. Russell is well suited to serve on our Board due to his experience as chief executive officer of three different companies, his other executive management experience, his experience as a director of another company, his business education, and his accreditations with the NACD.

Directors who retired in 2019:

WILLIAM A. SHUMAKER, 71, served as Chief Executive Officer of the Company from September 2000 until his retirement on June 30, 2013. He also served as President from August 1999 until March 2012. He was elected a director of the Company in February 2000 and Chairman of the Board in February 2010, serving in that position until his retirement on January 31, 2019. He served as the Company’s Chief Operating Officer from August 1998 until September 2000 and General Manager of the Laboratory Products Group from February 1998 until August 1998. He joined the Company in December 1993 as Vice President of Sales and Marketing. Mr. Shumaker also served as a member of the North Carolina Economic Development Board until the end of 2014, and he served as Chairman of the Greater Statesville Development Corporation until the end of June 2016.

DAVID M. RAUSCH, 60, served as President and Chief Executive Officer and as a director from July 1, 2013 until his retirement on March 8, 2019. He had served as President and Chief Operating Officer since March 2012. He joined the Company in March 1994 as Manager of Estimating and was promoted to Southeast Regional Sales Manager in December 1996, then to Director of Sales for Network Storage Systems products in May 2000. In August 2001, he was promoted to Project Sales Manager, and in this position, he also had direct management responsibility for the Estimating Department. Mr. Rausch was elected Director of Contract Management in June 2004 and was elected Vice President of Construction Services in June 2007. In June 2011, he was elected Senior Vice President of Construction Services and General Manager of the Laminate Furniture Division.

Except as otherwise indicated, each director and nominee has had the principal occupation mentioned above for more than five years.

The Company’s certificate of incorporation provides that the Board of Directors shall be divided into three classes, and that the three classes shall be as nearly equal in number as possible.

The Board of Directors has a policy whereby any director reaching age 75 during his/her term is expected to retire at the end of the term.

The Board of Directors recommends a vote FOR the election of the two foregoing nominees for election as Class III directors.

Meetings and Committees of the Board

The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board keep informed of the Company’s business and activities through reports and proposals sent to them periodically and in advance of each Board meeting and reports made to them during these meetings by the Chief Executive Officer and other Company officers. The Board is regularly advised of actions taken by the committees of the Board, as well as significant actions taken by management. Members of management are available at Board meetings and other times to answer questions and discuss issues. During the Company’s fiscal year ended April 30, 2019, the Board of Directors held thirteen meetings.

During fiscal year 2019, the standing committees of the Board of Directors of the Company were the Audit Committee, Compensation Committee, Financial/Planning Committee, and Nominating and Corporate Governance Committee. The functions and membership of the committees are described below.

The Audit Committee consists of Messrs. Gehl (Chairman), Russell, and Shaw. All members of the committee are independent directors. The committee performs the responsibilities and duties described in the Company’s Audit Committee Charter, and is responsible for annually appointing the independent auditor for the Company, approving services to be performed by the independent auditor, reviewing the independent auditor’s reports, and reviewing the Company’s quarterly and annual financial statements before release to the public. In accordance with Audit Committee Charter guidelines, the committee is responsible for reviewing and approving all related party transactions. The Board of Directors has determined that Mr. Gehl is a “financial expert” within the meaning of the current rules of the Securities and Exchange Commission (“SEC”). The committee met six times during the Company’s last fiscal year. The Audit Committee Charter can be found on the Company’s website at http://www.kewaunee.com.

The Compensation Committee consists of Messrs. Russell (Chairman), Gehl, Rhind, and Shaw and Ms. Pyle. All members of the committee are independent directors. The committee considers and provides recommendations to the Board of Directors with respect to the compensation (salaries and bonuses) of executive officers of the Company; short- and long-range incentive compensation programs for officers and other key employees of the Company; and equity award grants to key employees. The committee has acted as the plan administrator for the Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”), as well as prior stock option plans for officers and other key employees. The committee may delegate its responsibilities and authority to one or more subcommittees as the committee may deem appropriate in its sole discretion. The Compensation Committee Charter can be found on the Company’s website at http://www.kewaunee.com. The committee met four times during the Company’s last fiscal year. The committee has engaged a compensation consultant in the past to advise the committee on executive compensation, and did so on a limited basis in 2018.

The Financial/Planning Committee consists of Messrs. Shaw (Chairman), Hull, Russell, and Ms. Pyle. The committee reviews and provides recommendations to the Board of Directors with respect to the Company’s strategic plan, the annual budget for the Company, and the annual budget for capital expenditures. The committee also reviews the investment results of the assets of the Company’s retirement plans. The committee met five times during the Company’s last fiscal year.

The Nominating and Corporate Governance Committee consists of Ms. Pyle (Chairman), and Messrs. Gehl and Rhind. The committee performs the responsibilities and duties described in the Company’s Nominating and Corporate Governance Committee Charter, which is available on the Company’s website at http://www.kewaunee.com. The committee is comprised of at least three directors, all of whom meet the criteria for independence required by the NASDAQ Global Market. The committee reviews and recommends to the Board of Directors the appointment of directors to Board committees and the selection of the chairperson of each committee, makes recommendations to the Board of Directors with respect to officers of the Company, assures that an up-to-date management succession plan is in place for the Chief Executive Officer and other executive officers, reviews and makes recommendations to the Board of Directors regarding director compensation and benefits, periodically reviews the skills and qualifications of existing directors with a view toward a well-rounded and effective Board, identifies and screens potential nominees to the Board, and reviews stockholder proposals for inclusion in the Company’s Proxy Statement. In addition, the committee makes recommendations to the Board of Directors concerning nominees for Board membership brought to its attention by officers, directors, and stockholders. Proposals may be addressed to the committee at the address shown on the cover of this Proxy Statement, attention of the Corporate Secretary. At a minimum, a candidate for the Board must have demonstrated significant accomplishment in his or her field, the capacity and experience to understand the broad business operations of the Company, and the vision to assist the Company in its development and expansion. The Nominating and Corporate Governance Committee does not favor or disfavor any particular nominee on the basis of race, religion, gender, age, or national origin. The Committee met one time during the Company’s last fiscal year.

Executive sessions of independent directors are held in connection with each regularly scheduled Board of Directors meeting, the regularly scheduled Audit Committee meeting in June of each year, and at other times as necessary. The Board of Directors’ policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and any other non-independent directors. The Board of Directors has determined that each of Messrs. Gehl, Rhind, Russell, Shaw, and Ms. Pyle are independent within the meaning of the rules of the NASDAQ Global Market.

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting of Stockholders, although all directors are expected to attend. All members of the Board of Directors attended the Company’s 2018 Annual Meeting of Stockholders. In the Company’s last fiscal year, each director attended, personally or via teleconference, all meetings of the Board and all meetings held by committees of the Board on which such director served.

Board Leadership Structure

The Board determines whether the role of the Chairman and the Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interest of the Company. Currently, the Board believes that the positions of Chairman and Chief Executive Officer should be separate.

Board’s Role in Risk Oversight

The Board oversees risk management processes directly and through its committees. Management is responsible for risk management on a day-to-day basis. The role of the Board and its committees is to oversee the risk management activities of management. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risk arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, and succession planning for our directors.

Stockholder Communications with the Board of Directors

The Board of Directors recommends that any communications from stockholders be in writing and addressed to the Board in care of the Corporate Secretary, 2700 West Front Street, Statesville, North Carolina 28677-2927. The name of any specific Board member to whom a communication is intended to be addressed should be noted in the communication. The Corporate Secretary will forward such correspondence only to the intended recipient if one is noted; however, the Corporate Secretary, prior to forwarding any correspondence, will review the correspondence, and in his discretion, will not forward certain items if they are deemed frivolous, of inconsequential commercial value, or otherwise inappropriate for Board consideration.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee consists of Messrs. Russell, Gehl, Rhind, and Shaw and Ms. Pyle. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers serves on the Compensation Committee or is a director of the Company.

Director Compensation

In fiscal year 2019, each nonemployee director of the Company received an annual retainer of $82,000. Under the Company’s director compensation program, the annual retainer was payable half in cash ($41,000), payable quarterly, and half in fully vested shares of Company common stock ($41,000, with the number of shares based on the fair market value of the stock on the grant date, intended to be May 1 of each year), except that directors who have satisfied the Company’s stock ownership guidelines could elect to receive cash in lieu of stock. In addition, the Chairs of the Nominating and Corporate Governance Committee and Financial/Planning Committee each received an annual cash fee of $5,000; the Chair of the Compensation Committee received an annual cash fee of $7,500; the Chair of the Audit Committee received an annual cash fee of $10,000; and the nonemployee Chair of the Board received an annual cash fee of $12,500. Directors were also reimbursed for their expenses for each Board and committee meeting attended. All director equity compensation awards are granted under the 2017 Plan.

Director Compensation Table

The following table sets forth fiscal year 2019 compensation for each nonemployee director of the Company who served during fiscal year 2019. During the year, Mr. Hull and Mr. Rausch served as employee directors of the Company and received no additional compensation for their services as director. See the Summary Compensation Table for disclosure related to the compensation received by Mr. Hull and Mr. Rausch.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Keith M. Gehl	51,000	40,990	—	—	91,990
Margaret B. Pyle	83,250	—	—	—	83,250
David S. Rhind	90,125	—	—	—	90,125
John D. Russell	89,500	—	—	—	89,500
Donald F. Shaw	87,000	—	—	—	87,000
William A. Shumaker	74,000	—	—	—	74,000

(1)

Under the Company’s director compensation program, directors who have satisfied the Company’s stock ownership guidelines may elect to receive cash in lieu of director fees otherwise payable in fully vested shares of Company common stock.

(2)	As of April 30, 2019, Mr. Gehl held options to purchase 10,000 shares of Company common stock, and no other nonemployee directors of the Company held Company options.

CORPORATE GOVERNANCE

Code of Ethics

We have adopted a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer and key employees with financial reporting responsibilities (“Code of Ethics”). The Code of Ethics is posted on our website at www.kewaunee.com. We have also adopted a substantially similar code of ethics that applies to officers and key employees. Any waiver or amendment to the Code of Ethics will be timely disclosed on our website. We also make these materials available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies the Code of Ethics as warranted.

Compliance and Ethics Hotline

We maintain a compliance and ethics hotline through which employees can report evidence of illegal or unethical behavior, or violations of the Code of Ethics. The compliance and ethics hotline is serviced by an independent company, is available seven days a week, 24 hours a day and can be accessed by individuals through a toll-free number. Employees can report concerns anonymously. We maintain a formal no retaliation policy that prohibits retaliation against, or discipline of, an employee who raises an ethical concern in good faith. This system documents the reporting person’s statement and transmits the information to the appropriate Board or management personnel with oversight of the area identified in the report. Those personnel have the authority to conduct an investigation, research applicable policies, regulations, and statutes, and determine the appropriate action to resolve the reported item.

Director and Executive Officer Stock Ownership Guidelines

Effective March 1, 2017, the Board approved stock ownership guidelines under which nonemployee directors of the Company are expected to maintain ownership of a minimum amount of Company common stock equal in value to three times their annual retainer. Once this requirement has been met, the director can elect to receive cash compensation in lieu of compensation that would otherwise be paid in the form of equity.

The Board previously approved, and the Company continues to maintain, stock ownership guidelines under which executive officers of the Company are expected to maintain ownership of a minimum amount of Company common stock equal in value to a percentage of their annual salary (50% in the case of the Chief Executive Officer, 25% with respect to other officers).

ITEM 2.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending April 30, 2020. Although not required by law, our bylaws or otherwise to submit the appointment to a vote by stockholders, the Audit Committee is requesting that the stockholders ratify the appointment of Ernst & Young LLP because we value our stockholders’ views on our independent public accounting firm and as a matter of good corporate practice. Assuming that a quorum is present, the selection of Ernst & Young LLP will be deemed to have been ratified if more shares are voted in favor of ratification than are voted against ratification or abstain. The Audit Committee will consider the outcome of this vote but is not bound by our stockholders’ vote.

It is expected that a representative of Ernst & Young LLP will be present at the Annual Meeting of Stockholders to be held on August 28, 2019 to answer any appropriate questions, and such representative will have an opportunity to make a statement if he or she desires.

The Audit Committee recommends a vote FOR ratification of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2020.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services to be provided by the Company’s independent auditors on a case-by-case basis. In making such determination, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence. All of the audit and non-audit services provided by the Company’s independent auditors on behalf of the Company in fiscal years 2019 and 2018 were pre-approved in accordance with this policy.

Audit Fees and Non-Audit Fees

The following fees were paid or will be paid to Ernst & Young LLP for professional services rendered on behalf of the Company related to the past two fiscal years:

	2019	2018
Audit of Financial Statements	$605,000	$452,000
Audit-Related Services	135,000	74,190
All Other Fees	—	48,650

Total	$740,000	$574,840

For 2018 and 2019, audit services consisted of the audit of the Company’s annual consolidated financial statements and the review of the Company’s quarterly financial statements. Audit-related services for 2018 consisted of additional procedures required in connection with Ernst & Young LLP’s review of the Company’s report on Form 10-Q for the quarter ended January 31, 2018, due to the criminal cyber-attack suffered by the Company in December 2017. All other fees related to providing a consent with respect to the Company’s registration statement on Form S-8. Audit-related services for 2019 consisted of services performed by the firm related to internal control over financial reporting requirements that the Company may fall under if the Company’s market cap exceeds $75 million at the SEC’s measurement date.

Audit Committee Report

The Audit Committee is responsible for overseeing the Company’s financial reporting process and other duties as described in the Audit Committee Charter. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended April 30, 2019 with management and the Company’s registered independent public accounting firm. Management of the Company is responsible for these financial statements and the Company’s financial reporting process, including the Company’s system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of these financial statements with accounting principles generally accepted in the United States. The Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Ernst & Young LLP their independence.

The Audit Committee also considered whether the provision of non-audit services by Ernst & Young LLP, if any, was compatible with maintaining its independence. Based on the Committee’s review of the audited financial statements and the review and discussions described in the preceding paragraph, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended April 30, 2019 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2019 for filing with the SEC. All members of the committee meet the independence standards established by the NASDAQ Global Market.

Audit Committee Members

Keith M. Gehl, Chairman

John D. Russell

Donald F. Shaw

ITEM 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

We are required to submit a proposal to stockholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934 (“Exchange Act”). At their meeting in August 2013, our stockholders voted to hold the advisory vote on executive compensation on an annual basis. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies, and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the 2019 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

As this is an advisory vote, the result will not be binding on us, the Board of Directors, or the Compensation Committee, although the Board of Directors and the Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design, and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

We recommend a vote FOR the approval, on an advisory basis,

of the compensation of our named executive officers,

as disclosed in this Proxy Statement.

ITEM 4.

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we submitted a proposal to stockholders in August 2013 to vote on whether the stockholder advisory “say-on-pay” vote to approve the compensation of our named executive officers should occur every one, two, or three years. In August 2013, stockholders voted in favor of the advisory vote on executive compensation occurring every year. This Item 4 is the resubmission of this question to our stockholders. You may cast your vote on this proposal by choosing every year, every two years, or every three years or you may abstain from voting.

In formulating its recommendation, our Board of Directors considered that an annual (non-binding) advisory vote on executive compensation will allow our stockholders to provide us with direct and timely input on our compensation principles, policies and practices. Accordingly, the following resolution is submitted for stockholder vote at the 2019 Annual Meeting:

“RESOLVED, that the highest number of votes cast by the stockholders of Kewaunee Scientific Corporation for the option set forth below shall be the preferred frequency with which the Company is to hold an advisory vote on the approval of the compensation of its named executive officers included in the Proxy Statement:

yearly or

every two years or

every three years.”

The option of every year, every two years, or every three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, as this is an advisory vote, the result will not be binding on us or our Board of Directors. Our Compensation Committee will consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation of our named executive officers included in our Proxy Statement. Proxies submitted without direction pursuant to this solicitation will be voted for the option of “yearly.”

We recommend a vote FOR the option of “yearly” as the frequency with which stockholders are provided an advisory vote on the compensation of our named executive officers included in our Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In June 2017, the Board adopted a new compensation program for the Company’s executive officers. This Compensation Discussion and Analysis describes and explains the compensation awarded in fiscal 2019 under the compensation program in effect for fiscal 2019 and future years.

Background

Over the last several years, intense competition has resulted in changes within the laboratory furniture industry. The Company had a challenging year, but continues to be an industry leader. The competition in the industry continues to be intense, and the Board and Company management continue to review the Company’s business strategy and operations with the goal of maintaining, and enhancing, the Company’s leadership position in the industry by driving both revenue growth and margin expansion.

A crucial component of executing our strategy is the ability to retain and recruit qualified directors, executives and management. Therefore, the Compensation Committee engaged Pearl Meyer in fiscal year 2017 to advise it regarding our executive compensation program. After receiving Pearl Meyer’s report, the Compensation Committee recommended to the Board, and the Board adopted, a new executive compensation program.

The program is designed to:

•	Reflect modern compensation practices, in order to enhance our ability to attract and retain talented management;

•	Reward both short-term and long-term performance consistent with the Company’s strategy to drive both revenue growth and margin expansion;

•	Provide that a significant portion of each executive officer’s compensation is at risk, subject to the achievement of specifically identified short-term and long-term goals; and

•	Further align the interests of management with the interests of stockholders.

Executive Officer Compensation

The principal components of the Company’s compensation program for executive officers are discussed below. Executive compensation is overseen by the Compensation Committee of the Board, which is composed solely of independent directors.

Base Salary

The Compensation Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is provided (1) information furnished by the Company’s human resources department on historical data about the base and total compensation for each executive, and marketplace compensation data, including both base and incentive compensation data, for comparable positions at other manufacturing and service companies with generally similar annual sales volume, and (2) individual performance appraisals and recommended base salary adjustments from the Chief Executive Officer for each executive officer, except himself. The human resources department also provides a base salary range based on class for each executive officer, which shows a minimum, mid-point, and maximum salary, and the position of the executive officer’s base salary in this range. The base salary range is established using marketplace comparison data and the individual responsibilities of the executive officer’s position, and is updated each year for inflation. The Company typically targets base salaries at the mid-point of the Company’s established range for a position. The Committee further considers, on a subjective basis, the executive officer’s particular qualifications, level of experience, and sustained performance over time. These same factors are also considered in determining an adjustment to the salary of the Chief Executive Officer. Base salaries are traditionally adjusted as of July 1 of each year.

Annual Incentive Compensation

All of the Company’s executive officers are eligible to participate in an annual incentive bonus plan, pursuant to which each executive officer is eligible to earn a cash bonus for each fiscal year of the Company, based primarily on the attainment of earnings goals established in the incentive bonus plan and, to a lesser extent, on the executive officer’s achievement of established personal objectives to the degree determined by the Board upon the recommendation of the Chief Executive Officer and the Compensation Committee. Bonuses under the annual incentive plan represent at-risk compensation, subject to the achievement of specified goals.

At the beginning of the fiscal year, the Board approved earnings goals for the Company for the year and, upon recommendation of the Compensation Committee, established specified percentages of each executive officer’s base salary that would be available for bonuses if the Company and/or its operating businesses achieved specified earnings goals and the executive officer achieved his or her personal goals. The Board generally attempted to establish annual earnings goals at target levels it believed were challenging, but achievable, with earnings above target levels considered to be relatively difficult to achieve. In determining the level of available bonuses for each executive officer, many of the same factors considered in determining an executive officer’s base salary were also considered by the Compensation Committee and the Board.

For fiscal year 2019, the specified potential bonus percentages for executive officers other than the Chief Executive Officer were within a range, with a percentage of between 30% and 40% of an executive officer’s base salary if the Company achieved 100% of targeted earnings for the year, increasing incrementally to a maximum of between 45% and 60% of an executive’s base salary as earnings reached 120% of targeted earnings. Bonuses were still possible at levels below 100% of target, with a percentage between 15% and 20% if 70% of targeted earnings were met. The corresponding specified percentages for the Chief Executive

Officer were 60% at target, to a maximum of 90% if earnings reached 120% of target. Bonuses were still possible at levels below 100% of target, with a bonus earned of 30% if 70% of targeted earnings were met. In the event that threshold earnings (70% of target) are not met, no bonus is earned by the Chief Executive Officer or any other executive officer.

Long-Term Incentive Plan

The Board has adopted and Kewaunee stockholders approved, at the 2017 annual meeting, the 2017 Plan. Following adoption of the 2017 Plan, executives are eligible to receive long-term incentive compensation in the form of restricted stock units (“RSUs”). RSUs represent the right to receive, upon vesting of the RSUs, shares of the Company’s common stock. The Company currently expects to award RSUs with time-based and performance-based vesting conditions, and did so for fiscal year 2019. For fiscal year 2019, the time-based RSUs generally represented 30% of each award and will vest in equal installments over a three-year period; the performance-based awards represent 70% of the award, and will vest based on the achievement of performance targets over a three-year period. We currently intend that awards will be made annually, with a new three-year vesting performance period applicable to each year’s awards. The performance-based RSUs represent at-risk compensation, subject to the achievement of specified long-term goals. For fiscal year 2019, the performance targets for performance-based awards related to revenue growth and gross margin improvement over the three-year performance period, with each component weighted equally.

Other Compensation Plans

Executive officers of the Company who met eligibility requirements as of April 30, 2005 participate in the Company’s Pension Plan (the “Pension Plan”). The Pension Plan provides retirement benefits for participating employees. The annual benefit amount is calculated as 40% of the 10-year final average annual compensation (salary and bonus) minus 50% of the primary social security benefit, all multiplied by a fraction, the numerator of which is the number of years of credited service up to 30 years, and the denominator of which is 30. Participants in the Pension Plan may elect among several payment alternatives. As of April 30, 2005, the Company “froze” the benefits under the Pension Plan. As a result, no further benefits have been or will be earned under the Pension Plan after that date and no additional participants have been or will be added to the Pension Plan. To the extent ERISA rules restricted the amount otherwise payable under the Pension Plan, the benefit amount in excess of the restrictions will be paid by the Company under the provisions of the Company’s non-qualified Pension Equalization Plan.

The Company also maintains a 401(k) Incentive Savings Plan (the “401(k) Plan”), which covers substantially all salaried and hourly employees, including all of the executive officers. The 401(k) Plan provides benefits to all employees who have attained age 21, completed three months of service, and elect to participate. Under the terms of the 401(k) Plan, the Company makes matching contributions equal to 100% of the employee’s qualifying contribution up to 3% of the employee’s compensation, and makes matching contributions equal to 50% of the employee’s contributions between 3% and 5% of the employee’s compensation, resulting in a maximum employer contribution equal to 4% of the employee’s compensation. Additionally, the Company may make a discretionary contribution for participants employed by the Company on December 31 of each year up to 1% of the participant’s qualifying compensation for that calendar year based on the profitability of the Company.

The Company also maintains a non-qualified 401 Plus Executive Deferred Compensation Plan (the “401 Plus Plan”), which supplements the 401(k) Plan. The 401 Plus Plan was adopted to provide highly compensated employees an alternative retirement plan because income tax laws restrict the amount of contributions executives may otherwise contribute to the 401(k) Plan. The 401 Plus Plan operates similarly to the 401(k) Plan; the Company makes matching credits to the participant’s account in an amount equal to 50% of the compensation deferred by the participant up to 6% of the participant’s compensation. Amounts deferred under the 401 Plus Plan will be distributed to the participant after the participant’s termination of employment with the Company in cash in a lump sum or installments at a time previously elected by the participant. All of the named executive officers eligible to participate in the plan participated in the 401(k) Plan and the 401 Plus Plan in fiscal year 2019.

Each of the Company’s executive officers is entitled to receive additional compensation in the form of payments, allocations, or accruals under various other group compensation and benefit plans on the same basis as other employees. Benefits under these plans are not directly tied to employee or Company performance.

Chief Executive Officer Compensation

The Compensation Committee considers the Chief Executive Officer’s leadership an important factor in the future success of the Company. The compensation of the Chief Executive Officer has traditionally included base salary, annual incentive compensation, long-term incentive compensation, and benefits under various group plans. In establishing the Chief Executive Officer’s base salary for each fiscal year, the Compensation Committee considers operating results for the prior year and the outlook for the current year, continued development of the management team, operational improvements, compensation of chief executive officers of other companies with comparable sales, a review of his base salary in relation to the range for his position proposed by the human resources department, and the price of the Company’s common stock.

The Chief Executive Officer’s annual incentive compensation and long-term incentive compensation have been determined pursuant to the Company’s incentive plans for executive officers, and will continue to be determined under the incentive plans for executive officers that are part of the Company’s executive compensation program. Mr. Hull, who assumed the role of CEO in March, did not earn a cash bonus for fiscal year 2019 under the annual incentive bonus plan, as actual earnings for the fiscal year did not meet the target earnings goal.

COMPENSATION TABLES

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($)(2)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Thomas D. Hull III (4)	2019	279,982	—	99,207	—	24,512	403,701
President and Chief Executive Officer	2018	261,791	—	96,408	129,220	29,326	516,745

David M. Rausch (5)	2019	367,666	—	218,739	—	22,735	609,140
President and Chief Executive Officer	2018	386,000	—	215,773	280,079	53,286	935,138

Ryan S. Noble	2019	175,000	38,610	64,374	—	61,180	339,164
Vice President, Sales and Marketing	2018	—	—	—	—	—	—

Michael G. Rok	2019	234,281	—	65,027	—	12,985	312,293
Vice President Manufacturing	2018	228,750	—	63,481	84,683	15,672	392,586

(1)	Base salary includes any accrued vacation payout for departed officers.

(2)

Reflects the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. See Note 5 to the Consolidated Financial Statements included in the Company’s 2019 Annual Report on Form 10-K for a discussion of the assumptions underlying the value of RSUs. At the highest level of performance under the awards, the value of the RSUs would be $133,943 for Mr. Hull, $295,301 for Mr. Rausch, $86,921 for Mr. Noble and $87,803 for Mr. Rok.

(3)

The amounts listed for each named executive officer consist of matching and non-matching contributions made or accrued by the Company on behalf of that executive officer to the Company’s 401(k) Incentive Savings Plan and 401 Plus Executive Deferred Compensation Plan, and in the case of Mr. Noble also includes payment of $52,364.59 of relocation expenses.

(4)	Mr. Hull was named President and Chief Executive Officer effective March 11, 2019.

(5)	Mr. Rausch resigned effective March 8, 2019.

Outstanding Equity Awards at Fiscal Year-End (April 30, 2019)

	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Thomas D. Hull III	4,500	1,500	16.64	11/2/2025	—		—	—		—
	3,000	3,000	23.62	8/31/2026	—		—	—		—
					406	(5)	9,188	1,421	(5)	32,157
					607	(6)	13,736	1,063	(6)	24,056

David M. Rausch (4)	1,000	—	11.78	8/22/2022	—		—	—		—
	10,000	—	15.85	8/28/2023	—		—	—		—
	10,000	—	18.14	8/27/2024	—		—	—		—
	7,500	—	16.97	8/26/2025	—		—			—
	5,000	—	23.62	8/31/2026	—		—	—		—
					—	(5)	—	1,964	(5)	44,446
					—	(6)	—	665	(6)	15,049

Mike G. Rok	4,500	1,500	18.31	6/22/26	—		—	—		—
	1,500	1,500	23.62	8/31/26	—		—	—		—
					267	(5)	6,042	936	(5)	21,182
					398	(6)	9,007	697	(6)	15,773

Ryan S. Noble					394	(7)	8,916	690	(7)	15,615

(1)	The options listed in this table vest in four equal annual installments beginning on the first anniversary of the grant date (which is 10 years prior to the expiration date shown for each option).

(2)	Represents unvested time-based RSUs. Time-based RSUs generally represent 30% of each award and will vest in equal installments on each anniversary of the grant date over a three-year period.

(3)

Represents unvested performance-based RSUs. Performance-based RSUs generally represent 70% of each award and will vest based on the achievement of performance targets over a three-year period. Amounts shown assume achievement of performance goals at threshold levels.

(4)	Mr. Rausch retired from his position with the Company as of March 8, 2019. The options shown as held by him may be exercised for a period of three years from the date of his retirement.

(5)	RSUs awarded on June 21, 2017

(6)	RSUs awarded on June 27, 2018

(7)	RSUs awarded on July 16, 2018

Payments upon Termination or Change in Control

The following table includes information regarding the estimated amount of payments and other benefits each named executive officer would receive if his employment with the Company was terminated on April 30, 2019.

Name and Benefits	Termination Without Cause and no Change in Control ($) (1)	Termination Without Cause after Change in Control ($) (2)
Thomas D. Hull III
Base salary	$350,000	$700,000
Annual bonus (3)	—	420,000
401(k)/401 Plus Deferred Compensation Plans (4)	19,250	61,600
Life insurance benefit (5)
Medical & disability insurance (6)	22,392	44,784

Total	$391,642	$1,226,384

Mike G. Rok
Base salary	$235,238	$470,475
Annual bonus (3)	—	34,237
401(k)/401 Plus Deferred Compensation Plans (4)	12,938	27,759
Life insurance benefit (5)
Medical & disability insurance (6)	15,636	31,273

Total	$263,812	$563,744

Ryan S. Noble
Base salary	$220,000	$220,000
Annual bonus (3)	—	14,792
401(k)/401 Plus Deferred Compensation Plans (4)	12,100	12,914
Life insurance benefit (5)
Medical & disability insurance (6)	22,622	22,622

Total	$254,722	$270,328

(1)	Amounts listed below are consistent with the Company’s historical severance practices.

(2)

Amounts listed below represent amounts payable to each of Mr. Rok and Mr. Noble pursuant to the terms of his respective change of control agreement with the Company in effect at April 30, 2019. Amounts shown for Mr. Hull represent amounts that would have been payable under his change of control agreement which became effective June 18, 2019; the terms of that agreement are substantially similar to the terms of his previous change of control agreement, which was effective through November 15, 2018.

(3)	No annual bonus was earned during the fiscal year ended April 30, 2019 or accrued as of that date.

(4)

Represents the additional Company matching contributions the executive officer would have earned under both the 401 Plus Deferred Compensation Plan and the 401(k) Incentive Savings Plan for the base salary and the annual bonus shown.

(5)	Represents the present value of the death benefit under the executive officer’s applicable life insurance program, pursuant to the terms of the executive officer’s change of control agreement.

(6)	Represents the Company’s share of premiums for medical and disability coverage during the relevant periods.

AGREEMENTS WITH CERTAIN EXECUTIVES

The Company entered into a Restated and Amended Change of Control Agreement with Mr. Rausch in fiscal year 2015, and Change of Control Employment Agreements (i) with Mr. Hull as of November 2, 2015; (ii) with Mr. Kurt P. Rindoks, Vice President of Product Development and International Sourcing, in fiscal year 2000; (iii) with Mr. Ryan S. Noble, Vice President of Sales and Marketing – Americas, and with Ms. Lisa Ryan, Vice President of Construction and Customer Operations, in fiscal year 2019; (iv) with Mr. Michael Rok, Vice President, Manufacturing Operations, as of May 2, 2016; (v) with Ms. Elizabeth D. Phillips, Vice President, Human Resources, in fiscal year 2010 and (vi) with Donald T. Gardner, III, Vice President – Finance, Chief Financial Officer, Secretary and Treasurer in fiscal year 2019 (collectively, the “Agreements”). These Agreements provide for the payment of compensation and benefits in the event of termination of the executive officer’s employment within three years following a Change of Control of the Company, as defined in the Agreements. Each executive officer whose employment is so terminated will receive compensation if the termination of his or her employment was by the Company or its successor without Cause, or by the executive officer for Good Reason, each as defined in the Agreements. Upon such a termination of employment within one year following a Change of Control (two years in the case of Mr. Hull and Mr. Gardner), the Company or its successor will be required to make, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, a lump-sum cash payment equal to the executive officer’s annual compensation with respect to Mr. Rindoks, Mr. Noble, Ms. Ryan and Ms. Phillips, and two times the executive officer’s annual compensation with respect to Messrs. Hull, Gardner and Rok. Upon a termination of employment occurring after the first anniversary (second anniversary in the case of Mr. Hull and Mr. Gardner), but within three years, of the date of the Change of Control, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, Mr. Rindoks, Mr. Noble, Ms. Ryan and Ms. Phillips will be entitled to a lump-sum payment equal to one-half of their annual compensation and Messrs. Hull, Gardner and Rok will be entitled to a lump-sum payment equal to their annual compensation. See “Compensation Tables – Payments upon Termination or Change in Control” for other entitlements for the named executive officers under terms of the Agreements.

Mr. Rausch retired on March 8, 2019. Under a Separation Agreement entered into between Mr. Rausch and the Company, contingent upon Mr. Rausch’s compliance with certain confidentiality, non-disparagement, non-competition and non-solicitation obligations, he will receive payments in 35 equal monthly installments of $13,188.33 beginning May 2019 and continuing through February 2022, and he will be able to participate in the Company’s group medical and dental insurance plans through February 2022 at the same cost as an active employee of the Company. In accordance with the terms of the applicable plans, (i) he is entitled to exercise stock options that had vested as of his retirement date for a period of three years following that date; (ii) unvested options expired upon his retirement; (iii) he will be entitled to potential vesting of a pro rata portion of performance RSUs, dependent on actual Company performance; and (iv) time-based RSUs that had not vested upon his retirement expired.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information with respect to the “beneficial ownership” (as defined by the SEC) of shares of the Company’s common stock, as of June 19, 2019, by (i) each director and director nominee, (ii) each of the named executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated by footnote, the shares shown are held directly with sole voting and investment power.

Name	Shares beneficially owned (1)	Percent of class
Margaret B. Pyle (2)	56,484	2.1%
Keith M. Gehl	14,625	*
David M. Rausch	50,521	1.8%
Thomas D. Hull III	8,492	*
David S. Rhind (3)	133,392	4.9%
John D. Russell	14,500	*
Donald F. Shaw	23,000	*
Mike G. Rok	6,615	*
Ryan S. Noble	429	*
Directors and executive officers as a group (13 persons)	296,028	10.6%

*	Percentage of class is less than 1%.

(1)

Includes shares which may be acquired within 60 days from June 19, 2019 upon exercise of options by: Mr. Gehl – 10,000; Mr. Rausch – 33,500; Mr. Hull – 7,500; Mr. Rok – 6,000; and all officers and directors as a group – 45,950. Also includes shares which may be acquired within 60 days from June 19, 2019 upon vesting of restricted stock units by: Mr. Hull – 710, Mr. Rok – 466; Mr. Noble – 197: and all officers and directors as a group – 2,353.

(2)	Includes 51,484 shares owned by Ms. Pyle as trustee of a trust and 5,000 shares held by Ms. Pyle’s spouse, as to which shares she disclaims beneficial ownership.

(3)

Includes 106,480 shares which are held in trusts of which Mr. Rhind is a co-trustee and a beneficiary, and 10,912 shares held in trusts of which Mr. Rhind is a co-trustee but not a beneficiary. Mr. Rhind disclaims beneficial ownership of all of the shares held in trusts of which Mr. Rhind is a co-trustee but not a beneficiary. Mr. Rhind has sole voting power and shares investment power with respect to all shares held in the aforementioned trusts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information with respect to the “beneficial ownership” (as defined by the SEC) of shares of the Company’s common stock, as of June 19, 2019, by each person who is known by management of the Company to have been the “beneficial owner” of more than five percent of such stock as of such date. Except as otherwise indicated by footnote, the shares shown are held with sole voting and investment power.

Name	Shares beneficially owned		Percent of class
Northern Trust Corporation	330,097	(1)	12.0%
Dimensional Fund Advisors LP	213,176	(2)	7.8%
Wellington Management Company LLP	225,314	(3)	8.2%

(1)

The shares owned by Northern Trust Corporation listed in the table are shown as being owned as of December 31, 2018 according to a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2019. Northern Trust Corporation’s address is 50 South LaSalle Street, Chicago, IL 60603.

(2)

The shares owned by Dimensional Fund Advisors listed in the table are shown as being owned as of December 31, 2018 according to a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2019. Dimensional Fund Advisors’ address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(3)

The shares owned by Wellington Management Company LLP listed in the table are shown as being owned as of December 31, 2018 according to a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2019. Wellington Management Company LLP’s address is 280 Congress Street, Boston, MA 02201.

PROXIES AND VOTING AT THE MEETING

The expense of solicitation of proxies is to be paid by the Company. The Company will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company’s common stock. To obtain directions to attend the annual meeting, please contact the Secretary of the Company. This Proxy Statement and the 2019 Annual Report to Stockholders are available at http://www.edocumentview.com/kequ.

At the close of business on July 5, 2019, the record date for determination of stockholders entitled to vote at the annual meeting, there were 2,750,009 shares of common stock of the Company outstanding and entitled to vote.

Each share of common stock is entitled to one vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, by written notice to the Secretary, by delivery of a later-dated proxy or in person at the meeting.

The holders of a majority of the total shares of common stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. The vote of a plurality of the shares represented at the meeting, in person or by proxy, is required to elect the two nominees for director. Approval of Item 2 (ratification of appointment of independent registered public accounting firm) and approval of Item 3 (advisory vote on executive compensation submitted to the stockholders for their consideration at the meeting) each requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote. However, Item 3 is an advisory vote only. Item 4 (the advisory vote on the frequency of advisory votes on executive compensation) will be determined by the frequency period that receives the greatest number of votes. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions, directions to withhold authority, and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention, direction to withhold authority, or broker non-vote with respect to a matter other than the election of directors or Item 4 may have the same legal effect as a vote against the matter. With respect to the election of directors and Item 4, an abstention, direction to withhold authority or broker non-vote will have no effect. An automated system administered by the Company’s transfer agent will be used to tabulate votes.

A stockholder entitled to vote for the election of directors can withhold authority to vote for any of the nominees.

STOCKHOLDER PROPOSALS

The deadline for receipt of stockholder proposals for inclusion in the Company’s 2020 proxy material is March 21, 2020. Any stockholder proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. The stockholder proposal must include the stockholder’s name and address as it appears on the Company’s records and the number of shares of the Company’s common stock beneficially owned by such stockholder. In addition, (i) for proposals other than nominations for the election of directors, such notice must include a description of the business desired to be brought before the meeting, the reasons for presenting such business at the meeting, and any material interest of the stockholder in such business, and (ii) for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act. All other proposals to be presented at the meeting must be delivered to the Secretary of the Company, in writing, by June 4, 2020.

FINANCIAL STATEMENTS

The Company has enclosed its Annual Report to Stockholders for the fiscal year ended April 30, 2019 with this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

OTHER MATTERS

Management of the Company knows of no other matters which are likely to be brought before the annual meeting. If any such matters are brought before the meeting, the persons named in the enclosed proxy will vote thereon according to their judgment.

By Order of the Board of Directors

DONALD T. GARDNER III
Secretary

July 19, 2019

Your vote matters – here’s how to vote!
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A	Proposals –	The Board of Directors recommends a vote FOR all the nominees listed, FOR Items 2 - 3, and ONE YEAR for Item 4.

1. Election of Directors - Class III				+
01 - Margaret B. Pyle	02 - Donald F. Shaw

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

01 02
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.		☐ ☐

		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
2.	Ratification of the appointment of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2020.	☐	☐	☐	4.	Advisory vote on the frequency of an advisory vote on executive compensation.	☐	☐	☐	☐
		For	Against	Abstain

3.	Approval, on an advisory basis, of the compensation of our named executives.	☐	☐	☐	5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

B	Authorized Signatures –	This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

⬛	1 U P X	+

033CDD

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

KEWAUNEE SCIENTIFIC CORPORATION	+

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – AUGUST 28, 2019

Keith M. Gehl, Thomas D. Hull III, and John D. Russell, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Kewaunee Scientific Corporation to be held on August 28, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the undersigned stockholder. If no such directions are indicated, this proxy will be voted FOR the election of the two nominees to the Board of Directors, FOR Items 2-3, and for ONE YEAR on Item 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

⬛	+

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 1:00am, Eastern Time, on August 28, 2019.
Online Go to www.investorvote.com/KEQU or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/KEQU

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - -

A	Proposals –	The Board of Directors recommends a vote FOR all the nominees listed, FOR Items 2 - 3, and ONE YEAR for Item 4.

1.	Election of Directors - Class III			+
01 - Margaret B. Pyle 02 - Donald F. Shaw

	☐ Mark here to vote FOR all nominees ☐	Mark here to WITHHOLD vote from all nominees

	☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	01 ☐	02 ☐

		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
2.	Ratification of the appointment of the independent registered public accounting firm of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2020.	☐	☐	☐	4.	Advisory vote on the frequency of an advisory vote on executive compensation.	☐	☐	☐	☐
		For	Against	Abstain

3.	Approval, on an advisory basis, of the compensation of our named executives.	☐	☐	☐	5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

B	Authorized Signatures –	This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

033CDD

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

- - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

KEWAUNEE SCIENTIFIC CORPORATION	+

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – AUGUST 28, 2019

Keith M. Gehl, Thomas D. Hull III, and John D. Russell, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Kewaunee Scientific Corporation to be held on August 28, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the undersigned stockholder. If no such directions are indicated, this proxy will be voted FOR the election of the two nominees to the Board of Directors, FOR Items 2-3, and for ONE YEAR on Item 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

⬛	+